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                                                                   EXHIBIT 10.53



                         EXECUTIVE SEPARATION AGREEMENT



     THIS EXECUTIVE SEPARATION AGREEMENT (the "Agreement") is entered into this __ day of January, 1998, between Retix ("Company") and Philip Mantle ("Employee").


     WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to establish a consulting arrangement between them.


     NOW, THEREFORE, IT IS AGREED as follows:


                    I.  TERMS OF SEPARATION AND TRANSITION



     1. Employee's resignation as Senior Vice President of Sales and Marketing was effective as of the close of business on July 15, 1997 (the "Termination Date"). Employee's resignation from any other positions with any other entity which may be deemed to be an affiliate of the Company and its former subsidiary Retix U.K. Ltd. ("Retix U.K.") shall also be effective on the Termination Date.

     2. In contemplation of the separation, the parties agree Employee's termination has arisen as a result of a "constructive termination" under Section 5(e)(iii) of Employee's Employment Agreement with the Company and Retix U.K. dated November 1, 1995 (the "Employment Agreement") and the confirming letter executed by Employee and the Company dated May 17, 1996 (the "Confirming Letter"). As a result, the Company and Employee agree:

         (a) Employee shall continue to receive his base salary at the annual rate of U.S. $180,000 through July 15, 1998, payable on Retix's normal pay dates for its employees. Should Employee accept full time employment with another organization prior to July 15, 1998, a lump sum payout of the remaining unpaid salary continuation shall be payable immediately.

         (b) Employee shall continue to receive the balance of one-half of a U.S. $50,000 bonus being paid over a twelve month period through July 15, 1998 on Retix' normal pay dates in addition to the salary continuation provided in the prior paragraph.

         (c) In addition to the payments provided otherwise in this Agreement, Employee shall receive U.S. $105,000 for his assistance to the Company in its development of the strategic plan for its former Sonoma Systems subsidiary, such amount to be paid in the sums of U.S. $70,000 upon execution of this Agreement by both parties and U.S. $35,000 on July 1, 1998.

         (d) the Benefit and Pension Schemes outlined in the Employment Agreement shall continue to be provided through July 15, 1998, except such Schemes shall terminate on the date of any lump sum payout of amounts owing to Employee under Section 2 (a) of this Agreement.
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         (e) As contemplated by the Company and Employee in the Employment
Agreement, shares of the Company's Common Stock issued upon the prior exercise by Employee of options to purchase such shares issued to Employee (consisting of an option to purchase of 300,000 shares issued December 29, 1995 and an additional option to purchase 100,000 shares issued on March 18, 1996) shall continue to vest and be released from the applicable Company repurchase option through July 15, 1998. On July 15, 1998, 50 percent of the then unvested shares described in the preceding sentence shall also be released from the applicable Company repurchase option, with the balance of any shares remaining then unvested being canceled by the Company in satisfaction of the relevant portion of principal of the applicable promissory notes provided by Employee to the Company in connection with the earlier exercise of the underlying stock options.

         (f) As contemplated by the Employment Agreement, the parties confirm that any notes provided by the Employee to the Company in connection with the exercise of stock options described in the preceding paragraph shall be paid in full by Employee not later than four years following the Termination Date. If Employee requests the release of any shares of the Company's Common Stock held as security for the payment of such notes by Employee in connection with the proposed sale or other disposition of such shares by Employee, Employee agrees to repay at least that percentage of the then outstanding principal owed under all such notes as is equal to the percentage of shares then held by the Company as security as a condition to the release of such shares.

         (g) Employee hereby releases Retix U.K., a former subsidiary of the Company, from all remaining obligations under the Employment Agreement and the Company hereby assumes all such obligations.

                          II.  CONSULTING RELATIONSHIP

     3. Employee will make himself available at reasonable times and places to perform consulting services for the Company during the period beginning on the Termination Date and ending July 15, 1999 (the "Consulting Term"). Such services will include:


         (a) continuing reasonable and customary transition support as requested by the Company's current executive officers during the first nine months following the Termination Date. Such support, generally in the form of telephonic, fax or e-mail communication, shall be with respect to areas within the general scope of Employee's duties while he was an executive officer of the Company, e.g. strategic and product planning and key account relationships in which Employee participated in a meaningful way. No additional compensation shall be paid for such transition support unless extraordinary in nature, in which case it shall be at Employee's option to provide such extraordinary support and for such additional compensation as may be agreed between the Company and Employee.


         (b) additional services concerning business strategy, market development, major account opportunities or such other subjects as may be agreed between the Company and Employee. All consulting assignments and pertinent terms, including compensation, shall be determined by Employee and the Chief Executive Officer or the Board of Directors of the

Company.


     4. Employee agrees that he will from time to time during the Consulting Term keep the Company advised as to Employee's progress in performing any agreed upon services and that Employee will, as requested by the Company, prepare written reports with respect thereto.

     5. The Company shall reimburse Employee for reasonable expenses incurred on behalf of Company during the Consulting Term with respect to the provision of consulting services, provided that such expenses are substantiated in accordance with Company policies.

     6. Employee understands and agrees that his obligations to the Company under his existing Retix Employee Proprietary Information and Inventions Agreement between Employee and Company dated November 1, 1995 (the "Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit A, shall
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continue through the Consulting Term and shall thereafter survive termination of his relationship with Company under this Agreement.

     7. Employee and the Company acknowledge and agree that Section 11 (Non competition Covenant) of the Employment Agreement shall continue to apply through July 15, 1998 as a result of payments Employee is receiving pursuant to the Employment Agreement. Employee may engage in other employment, consulting or businesses other than as provided in such Section 11 provided such activity does not preclude him from making himself available to provide periodic consulting services to the Company.

     8. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company and Employee shall perform the consulting services contemplated in this Article II as an independent contractor.

                            III.  RELEASE OF CLAIMS

     9. Employee agrees that the foregoing provisions represent settlement in full of all outstanding obligations owed to Employee by the Company or Retix U.K. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement relating to Employee's employment with the Company or Retix U.K. including, without limitation,

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company or Retix U.K. and the termination of that relationship;
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          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

          (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

          (d) any and all claims for violation of any United Kingdom or U.S. federal, state or municipal statute, including, but not limited to, Title VII of the U.S. Civil Rights Act of 1964, the U.S. Civil Rights Act of 1991, the U.S. Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the U.S. Fair Labor Standards Act, and the California Fair Employment and Housing Act;

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (f) any and all claims for attorneys' fee and costs.

     The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     10. Employee acknowledges that he is waiving and releasing any rights he may have under the U.S. Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that:

          (a) he should consult with an attorney prior to executing this
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Agreement;

          (b) he has at least twenty-one (21) days within which to consider this Agreement;

          (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and

          (d) this Agreement shall not be effective (the "Effective Date") until the revocation period has expired

                         IV.  OTHER PROVISIONS; GENERAL

     11. Each party agrees to refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.
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     12. Employee retains any rights to indemnification that he may have under applicable law. The Company will continue to be obligated to indemnify and defend Employee to the full extent required by applicable law and pursuant to any rights under the Company's Articles of Incorporation and Bylaws and the Indemnification Agreement between the Company and Employee dated as of September 27, 1995.

     13. This Agreement together with the written agreements referenced in this Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company and Retix U.K., and together supersede and replace any and all prior agreements and understanding concerning Employee's relationship with the Company and Retix U.K. and his compensation by the Company and Retix U.K.

     14. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

     15.  This Agreement shall be governed by the laws of the United Kingdom.

     16. This Agreement is effective seven days after it has been signed by both parties.

     17. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     18. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS THEREOF, the parties have executed this Agreement on the respective dates set forth below.

                                    RETIX


Dated:  January ____, 1998        By _______________________________
                                     Bruce Brown, President & CEO
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                                    EMPLOYEE


Dated:  January ____, 1998           _______________________________
                                     Philip Mantle
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                                   EXHIBIT A
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                       PROPRIETARY INFORMATION AGREEMENT